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                                CREDIT AGREEMENT

                             dated as of May 8, 1998


                                      Among

                          SIGNAL APPAREL COMPANY, INC.,

                              THE SHIRT SHED, INC.,

                              GIDI HOLDINGS, INC.,

                              BIG BALL SPORTS, INC.

                                       and

                                    WGI, LLC



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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
     Section 1 Definitions

Section 1.1       Defined Terms ..................................       5
Section 1.2       Other Definitional Provisions ..................       9

     Section 2 Amount and Terms of Loan Commitment

Section 2.1       Commitment .....................................       10
Section 2.2       Note; Borrowing ................................       10
Section 2.3       Use of Proceeds of Loans .......................       11
Section 2.4       Optional Prepayments ...........................       11
Section 2.5       Interest Rate and Payment Dates ................       11
Section 2.6       Computation of Interest ........................       11

     Section 3 Grant of Security Interest

Section 3.1       Security for the Loan ..........................       12
Section 3.2       Use of Collateral ..............................       12
Section 3.3       Subordination of Security Interest .............       12

     Section 4 Warrants

Section 4.1       Grant of Warrants ..............................       13
Section 4.2       Exercise of Warrants ...........................       13
Section 4.3       Registration Rights ............................       13

     Section 5 Representations and Warranties

Section 5.1       Financial Condition ............................       14
Section 5.2       No Change ......................................       14
Section 5.3       Corporate Existence; Compliance with
                      Law ........................................       14
Section 5.4       Corporate Power; Authorization;
                      Enforceable Obligations ....................       14
Section 5.5       No Legal Bar ...................................       15
Section 5.6       No Material Litigation .........................       15
Section 5.7       No Default .....................................       15
Section 5.8       Ownership of Property; Liens ...................       15
Section 5.9       Taxes ..........................................       15
Section 5.10      Federal Regulations ............................       16
Section 5.11      Hazardous Substances ...........................       16
Section 5.12      Investment Company Act .........................       17
Section 5.13      Subsidiaries ...................................       17


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                                                                        Page
                                                                        ----
     Section 6 Conditions Precedent

Section 6.1       Conditions to Initial Loan .....................       17

         (a)      Loan Documents .................................       17
         (b)      Corporate Proceedings of the Company ...........       17
         (c)      Corporate Documents ............................       17
         (d)      Good Standing Certificates .....................       17
         (e)      Financial Information ..........................       18
         (f)      Litigation .....................................       18
         (g)      No Violation ...................................       18
         (h)      Consents, Licenses, Approvals, Etc .............       18
         (i)      Representations and Warranties .................       18
         (j)      No Default .....................................       18
         (k)      Security Interest ..............................       19
         (l)      Legal Opinion ..................................       19

Section 6.2       Conditions to Each Loan ........................       19

         (a)      Representations and Warranties .................       19
         (b)      No Default .....................................       19
         (c)      Additional Matters .............................       19
         (d)      Additional Documents ...........................       19

     Section 7 Affirmative Covenants

Section 7.1       Financial Statements ...........................       19
Section 7.2       Certificates; Other Information ................       20
Section 7.3       Payment of Obligations .........................       21
Section 7.4       Conduct of Business and
                      Maintenance of Existence ...................       21
Section 7.5       Maintenance of Property; Insurance .............       21
Section 7.6       Inspection of Property; Books and
                      Records; Discussions .......................       21
Section 7.7       Taxes and Other Liens ..........................       22
Section 7.8       Further Assurances .............................       22
Section 7.9       Notices ........................................       22
Section 7.10      Nomination of Directors ........................       23

     Section 8 Negative Covenants

Section 8.1       Limitation on Indebtedness .....................       24
Section 8.2       Limitation on Liens ............................       24
Section 8.3       Limitation on Guarantee Obligations ............       25
Section 8.4       Limitations on Fundamental Changes .............       25
Section 8.5       Limitation on Sale of Assets ...................       26


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                                                                        Page
                                                                        ----

Section 8.6       Limitation on Dividends ........................       26
Section 8.7       Limitation on Investments, Loans and
                      Advances ...................................       27
Section 8.8       Transactions with Affiliates                           27
Section 8.9       Sale and Leaseback .............................       27
Section 8.10      Fiscal Year ....................................       28
Section 8.11      Subsidiary Formation ...........................       28
Section 8.12      Changes in Location, Name, etc. ................       28
Section 8.13      Location of Inventory ..........................       28
Section 8.14      Financial Condition ............................       28

     Section 9 Events of Default .................................       28

     Section 10 Miscellaneous

Section 10.1      Amendments and Waivers .........................       31
Section 10.2      Notices ........................................       31
Section 10.3      No Waiver; Cumulative Remedies .................       32
Section 10.4      Survival of Representations and Warranties .....       32
Section 10.5      Payment of Expenses and Taxes ..................       32
Section 10.6      Successors and Assigns .........................       33
Section 10.7      Counterparts ...................................       33
Section 10.8      Governing Law ..................................       34
Section 10.9      Submission to Jurisdiction; Waivers ............       34
Section 10.10     Waiver of Jury Trial ...........................       34


EXHIBITS

Exhibit A                  Note (subsection 2.2)
Exhibit B                  Form of Warrant (subsection 4.1)

Schedule 5.2               Material Adverse Changes (subsection 5.2)
Schedule 5.6               Material Litigation (subsection 5.6)
Schedule 5.7               Default (subsection 5.7)
Schedule 5.11              Environmental (subsection 5.11)
Schedule 6.1(h)            Closing Certificate (subsection 6.1(h))
Schedule 8.1(c)            Outstanding Indebtedness (subsection 8.1(c))
Schedule 8.2(f)            Existing Liens (subsection 8.2(f))
Schedule 8.3               Existing Guarantees (subsection 8.3)


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     CREDIT AGREEMENT, dated as of May 8, 1998 by and among SIGNAL APPAREL
COMPANY, INC., an Indiana corporation ("Signal"), The Shirt Shed, Inc., a Delaware corporation ("SSI"), GIDI Holdings, Inc., an Illinois corporation d/b/a/ Grand Illusion Sportswear ("GIDI"), Big Ball Sports, Inc., a Texas corporation ("BBS") and WGI, LLC, a New York limited liability company (the "Lender"). SSI and BBS are wholly owned subsidiaries of Signal. Signal, SSI and BBS, individually and collectively, shall mean the "Company" herein, and unless specifically stated to the contrary, shall be jointly and severally liable for all obligations of the Company hereunder.

     The parties hereto hereby agree as follows:

     SECTION 1. DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

     Affiliate: any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, Signal. For purposes of this definition, a Person shall be deemed to be "controlled by" Signal if Signal possesses, directly of indirectly, power either to: (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agreement: this CREDIT AGREEMENT, as amended, supplemented or modified from time to time.

     Available Commitment: at any time, an amount equal to the amount by which
(a) the Commitment at such time exceeds (b) the aggregate outstanding principal amount of all Loans made by the Lender.

     Borrowing Date: the date of any borrowing hereunder.

     Business Day: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     Cash Equivalents: (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than three months from the date of acquisition;
(ii) time deposits and certificates of deposit having maturities of not more than three months from the date of acquisition of any domestic


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commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (iv) below; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above; and (iv) commercial paper rated at least A2 or the equivalent thereof by Standard & Poor's Corporation or P2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within nine months after the date of acquisition.

     Closing Date: May 8, 1998.

     Code: the Internal Revenue Code of 1986, as amended from time to time.

     Collateral: as defined in Section 3.1.

     Commitment: the obligation of the Lender to make Loans to Signal from time to time pursuant to Section 2.1, in a maximum principal amount of $25,000,000.

     Commitment Period: the period from and including the Closing Date to and including the close of business on the sixth Business Day prior to the Maturity Date.

     Common Stock: shall mean Signal's Common Stock, par value $0.01 per share.

     Contractual Obligation: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     Default: any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     Dollars and $: dollars in lawful currency of the United States of America.

     Event of Default: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

     Financing Lease: (a) any lease of property, real or personal, the then present value of the minimum rental commitment of which should, in accordance with GAAP, be capitalized on a


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balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of Signal and its Subsidiaries.

     GAAP: generally accepted accounting principles in the United States of America in effect from time to time.

     Governmental Authority: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Guarantee Obligation: as to any Person, any obligation of such Person guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

     Indebtedness: of a Person, at a particular date, the sum (without duplication) at such date of: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables in the ordinary course of business; (b) all obligations of such Person under Financing Leases; and (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person.

     Intercreditor Agreement: shall mean the Intercreditor Agreement, among Lender, BNY Financial, Corporation ("BNY"), Signal, SSI, GIDI and BBS.


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     Interest Payment Date: as to any Loan, the last day of June 1998 and the last day of each calendar quarter thereafter while such Loan is outstanding.

     Investment: As defined in Section 8.7.

     Lien: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     Loan: as defined in Section 2.1.

     Loan Documents: this Agreement; the Warrants; the Note; UCC financing statements covering both personalty and fixtures; the Shareholders' Agreement and other documents, agreements, certificates, schedules or exhibits called for in any of the foregoing or otherwise required of the Company to effect the purposes hereof.

     Maturity Date: May 8, 2001.

     Note: as defined in Section 2.2.

     Obligations: the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization of like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Note, and all other obligations and liabilities of the Company to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note, the Warrants, any other Loan Document, any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender) or otherwise.

     Person: an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust,


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unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     Preferred Stock: shall mean Signal's preferred stock, of which shares of only Series F, stated value $100,000 per share, are outstanding as of the date hereof.

     Principal or Principal Amount: shall mean, at any time, an amount equal to the principal amount of all outstanding Loans at such time.

     Requirement of Law: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     Responsible Officer: as to any Person, the chief executive officer, president or the chief financial officer of such Person.

     Senior Debt: Indebtedness, including Guarantee Obligations relating thereto, of the Company to BNY Financial Corporation.

     Subsidiary: as to any Person, a corporation as to which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, however, that with respect to Subsidiaries of Signal existing on the date hereof, such term shall include only SSI, GIDI and BBS, the Subsidiaries through which Signal conducts its active business operations. Unless otherwise qualified, all references to a "Subsidiary" or the "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Signal.

     Warrants: warrants issued pursuant to Section 4.1.

     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

     (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Signal and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in


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Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     SECTION 2. AMOUNT AND TERMS OF LOAN COMMITMENT

     2.1 Commitment. Subject to the terms and conditions hereof, the Lender agrees to make loans (each, a "Loan"; collectively, the "Loans") to Signal from time to time during the Commitment Period in an aggregate principal amount not to exceed the Available Commitment.

     2.2 Note; Borrowing. (a) The Loans made by the Lender shall be evidenced collectively by a promissory note of the Company, substantially in the form of Exhibit A (the "Note"), payable to the order of the Lender and evidencing the obligation of the Company to pay a principal amount equal to the lesser of (i) the amount of the initial Commitment and (ii) the Principal Amount, on the Maturity Date, together with any accrued and unpaid interest. The Lender is hereby authorized to record the date and amount of each Loan made by the Lender, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Note shall (x) be dated the Closing Date, (y) be stated to mature on the Maturity Date and (z) bear interest on the unpaid Principal Amount thereof from time to time outstanding as provided in Section
2.5. Interest on the Note shall be payable on the dates specified in Section 2.5(c).

     (b) Signal may borrow under the Commitment during the Commitment Period on any Business Day; provided that a Responsible Officer of Signal shall give the Lender irrevocable notice in writing (which notice must be received by the Lender prior to 10:00 A.M., New York City time) not less than two Business Days prior to the requested Borrowing Date, specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing pursuant to the Commitment shall be in an aggregate principal amount of not less than $100,000, subject to a minimum initial funding amount of $100,000.


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     2.3 Use of Proceeds of Loans. The Loans shall be used to finance the working capital needs of the Company and for general corporate purposes including business acquisitions and repayment of any other existing indebtedness of the Company, all subject to approval of each such use by the Company's Board of Directors and executive officers.

     2.4 Optional Prepayments. With the written consent of BNY, the Company may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon at least two Business Days' irrevocable notice to the Lender, specifying the date and amount of prepayment. If such notice is given, the amount specified therein shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. The Principal Amount shall be reduced by the amount prepaid; provided, however, that Signal shall be entitled to reborrow such amount from time to time, up to the full amount of the Commitment, until the Maturity Date.

     2.5 Interest Rate and Payment Dates. (a) Interest on each Loan shall accrue for the period commencing on and including the Borrowing Date thereof at a rate per annum equal to 10%.

     (b) If all or a portion of the Principal Amount of any Loan, the interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to Section 2.5(a) from the date of such non-payment until paid in full (after as well as before judgment).

     (c) Interest shall be payable in arrears on each Interest Payment Date, provided, however, that interest accruing pursuant to the preceding Section 2.5(b) shall by payable on demand.

     2.6 Computation of Interest. (a) Interest in respect of the Loan shall be calculated on the basis of a 360 day year for the actual days elapsed.

     SECTION 3. GRANT OF SECURITY INTEREST

     3.1. Security for the Loan. As security for the payment in full of the Obligations, the Company hereby assigns to Lender and grants to Lender a security interest in all of the following assets of the Company now owned or hereafter acquired by the Company or in which the Company now has or at any time in the


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future may acquire any right, title or interest (collectively, the
"Collateral"):

     (a) all real property now or hereafter owned or leased by the Company, together with all improvements and appurtenances or additions thereto ("Real Property"), provided, however, that all Real Property associated with either (1) the Company's Heritage Division or (2) idle facilities currently held for sale by the Company in the states of Georgia, Indiana and Tennessee, shall be excluded from the security interest called for by this Section 3.1;

     (b) all inventory, equipment, instruments, chattel paper, accounts, general intangibles (other than rights to trademarks, patents, tradenames or service marks held by the Company under licenses the terms of which licenses do not allow the transfer or assignment by Company of the rights granted), contract rights and goods, together with all products, proceeds, accessions, improvements and appurtenances thereto;

     (c) all machinery, furniture, fixtures, equipment and other property located, installed (or to be installed) or used in or about the buildings on the Real Property (subject to the exclusion noted in Section 3.1(a)), including, but not limited to, all heating, plumbing, lighting, water-heating, refrigerating, air-conditioning and ventilating equipment, storm doors and windows, shades, rugs, carpeting, awnings, blinds, drapes and linoleum, signs and property of like nature, all of which are hereby declared to be permanent accessions to the Real Property and part of the realty described in the Mortgages, Deeds of Trust, and Deeds to Secure Debt and Security Interests evidencing the security interest granted hereby and are to be considered fixtures as such term is defined in the Uniform Commercial Code adopted and in effect in the applicable jurisdiction in which any of the Real Property is located;

     (d) all proceeds and products of any of the foregoing, including, without limitation, all accounts receivable, accounts, contract rights, instruments, documents, chattel paper and/or general intangibles arising out of or in connection with any of the foregoing, all rights of the Company in and to all Collateral securing or otherwise relating to any obligations of third parties to the Company in connection with any of the foregoing, cash proceeds, non-cash proceeds, and insurance proceeds payable by reason of loss or damage to any of the foregoing, whether now existing or hereafter arising; and

     (e) all ledgers, journals, books and records of the Company relating to any and all of the foregoing.


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     3.2. Use of Collateral. So long as an Event of Default has not occurred, the Company shall have the right, in the ordinary course of its business, to sell all items of Collateral listed in Section 3.1 above or any additions or replacements thereto. Lender's security interest hereunder shall automatically attach to all proceeds of all sales and other dispositions of such items of Collateral.

     3.3. Subordination of Security Interest. The security interest granted by this Section 3 shall in every respect be subordinate to the security interests previously granted to the Company's senior bank lender, BNY Financial Corporation, until such time as such interests are released, and to security interests hereafter created or perfected pursuant to existing agreements with such senior lender, as such agreements may be amended and/or restated from time to time. The respective rights of the Lender and such senior bank lender in and to the Collateral shall be governed by the Intercreditor Agreement which is to be executed and delivered contemporaneously herewith.

     SECTION 4. WARRANTS

     In order to induce the Lender to make its Loans and to enter into this Agreement, Signal agrees to issue to Lender the following warrants to purchase Signal's Common Stock:

     4.1 Grant of Warrants. Signal shall issue to Lender 5,000,000 warrants to purchase Common Stock at an exercise price of the market price per share on the date the warrant is issued ("Warrants"). The Warrants will be effective as of the Closing Date and will thereafter vest and become exercisable at the rate of 200,000 warrants for each $1,000,000 in Loans borrowed by Signal, with the number of Warrants so vested to be based upon the largest Principal Amount outstanding at any point in time during the Commitment Period. Any Warrants not so vested will expire upon the termination of this Agreement. All vested Warrants shall be exercisable throughout the a five-year term beginning on the date of this Agreement. The Warrants shall be adjusted for dilution resulting from certain recapitalizations of, certain distributions by and certain issuances by Signal of Common Stock in accordance with the terms of the Warrant Certificate evidencing the Warrants, with such antidilution adjustments to include provisions that ensure that the Warrants (if fully vested) will be exercisable for at least ten percent (10%) of Signal's outstanding shares of Common Stock on a fully diluted basis throughout the term of the Warrants.

     4.2 Exercise of Warrants. Signal shall execute and deliver to the Lender certificates evidencing the Warrants in the form of Exhibit B (the "Warrant Certificates"). Each warrant shall be


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exercised in accordance with the terms of its respective Warrant Certificate.

     4.3 Registration Rights. The Warrants and the Common Stock issued pursuant to the exercise of the Warrants will not be registered under the United States Securities Act of 1933, as amended. Lender shall have the rights to demand registration specified in the respective Warrant Certificates.

     SECTION 5. REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make the Loans herein provided for, the Company hereby represents and warrants to the Lender that, except as reflected in the most recent Form 10-K filed by Signal with the United States Securities and Exchange Commission, and except for matters related to the indebtedness of the Company to BNY Financial Corporation:

     5.1 Financial Condition. The consolidated balance sheet of Signal and its consolidated Subsidiaries at December 31, 1997 and the related consolidated statements of income and retained earnings and changes in financial position for the fiscal year ended on such date, reported on by Arthur Andersen & Co., copies of which have heretofore been furnished to the Lender, in all material respects are complete and correct and present fairly the consolidated financial condition of Signal and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position for the fiscal year then ended.

     5.2 No Change. Except as disclosed in Schedule 5.2 there has been no material adverse change in the business, operations, property, prospects or financial or other condition of the Company, taken as a whole, since December 31, 1997 or the latest audited year end financial statement.

     5.3 Corporate Existence; Compliance with Law. Each of Signal and its
Subsidiaries: (a) is validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties, prospects or financial or other condition of Signal and its Subsidiaries taken as a whole; and (d) is in compliance with all Requirements of Law except to the extent

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that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of Signal and its Subsidiaries taken as a whole and could not materially adversely effect on the ability of the Company to perform its obligations under this Agreement, the Note or any other Loan Document.

     5.4 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority and the legal right to make, deliver and perform each Loan Document and to borrow under this Agreement and has taken all necessary corporate action to authorize such borrowing on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of each Loan Document. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowing hereunder or with the execution, delivery, performance, validity or enforceability of each Loan Document. Each Loan Document has been duly executed and delivered on behalf of the Company. Each Loan Document constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5.5 No Legal Bar. The execution, delivery and performance of each Loan Document, the borrowing under this Agreement and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

     5.6 No Material Litigation. Except as disclosed in Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any Loan Document or any of the transactions contemplated hereby or thereby, or (b) which could have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

     5.7 No Default. Except as disclosed in Schedule 5.7, neither Signal nor any of its Subsidiaries is now in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property, prospects or financial or other condition of the Company and its Subsidiaries taken as a whole or which could materially adversely affect the ability of the Company to perform its obligations under any Loan Document which default has not been waived by agreement signed by the party or parties empowered to enforce such default.

     5.8 Ownership of Property; Liens. Each of Signal, SSI and BBS has good title to all of its property, including the Collateral, and none of such property is subject to any Lien, except as discussed in Section 3.3 or as permitted in Section 8.2.

     5.9 Taxes. The Company has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and has paid all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax liens have been filed; and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

     5.10 Federal Regulations. No part of the proceeds of any Loan hereunder will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, T, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

     5.11 Hazardous Substances. To the best of the Company's knowledge, after reasonable inquiry, the Company, and those holding the Real Property under the Company, are in substantial compliance with all laws and regulations relating to pollution and environmental control. The Company will comply with all such laws and regulations which may be imposed in the future other than those which would not have a material adverse effect on the business, assets properties or condition (financial or otherwise) of the Company. Except as disclosed on
Schedule 5.11, the Real Property is free from "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601, et seq., as amended, and the regulations promulgated thereunder (other than substances reported to agencies in the normal course of business in material safety data sheets or the like); no portion of the Real Property is subject to federal, state, or local regulation or liability because of the presence or stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. ss.763.63) underground storage tanks, "asbestos" (as defined in 40 C.F.R. ss.763.63) or the past or present accumulation, spillage or leakage of any such substance; and the Company is in substantial compliance with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their business; and the Company knows of no complaint or investigation regarding the Real Property. Further, the Company is unaware of any investigation, threat or concern by any entity regarding environmental issues involving the Real Property. There are not now any outstanding citations, notices or orders of violation or noncompliance issued to the Company or relating to its business assets, property or leaseholds under any such laws, rules or regulations, nor any conditions which, if known by the proper authorities, could result in any of the foregoing.

     5.12 Investment Company Act. The Company is not an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.13 Subsidiaries. On the Closing Date, SSI, GIDI and BBS are the only Subsidiaries of Signal.

     SECTION 6. CONDITIONS PRECEDENT

     6.1 Conditions to Initial Loan. The agreement of the Lender to make the Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Lender shall have received each Loan Document, including, without limitation, this Agreement and the Note, in each case executed and delivered by a duly authorized officer of the Company.

          (b) Corporate Proceedings of the Company. The Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Lender, of the Board of Directors of each of Signal, SSI, GIDI and BBS authorizing (i) the execution, delivery and performance of each Loan Document and all other documents and agreements required of the Company hereunder and (ii) the borrowing contemplated hereunder, certified by the Secretary of SSI, BBS and Signal, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (c) Corporate Documents. The Lender shall have received true and complete copies of the Restated Articles of Incorporation and By-Laws of Signal, SSI, GIDI and BBS certified as of the Closing Date as true, complete and correct copies thereof by the Secretary or an Assistant Secretary of each such party.

          (d) Good Standing Certificates. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of Signal and each of its Subsidiaries in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation except where the failure to so qualify would not have a material adverse effect on the business, operations, properties, prospects or financial or other condition of Signal and its Subsidiaries taken as a whole.

          (e) Financial Information. The Lender shall have received a copy of each of the financial statements referred to in Section 5.1.

          (f) Litigation. No suit, action, investigation, inquiry or other proceeding except as disclosed herein (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, or (ii) which, in any such case, in the reasonable judgment of the Lender, would have a material adverse effect on (A) the transactions contemplated by this Agreement or
     (B) the business, operations, properties, prospects or financial or other condition of Signal and its Subsidiaries taken as a whole.

          (g) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Lender in a violation of, any Requirement of Law.

          (h) Consents, Licenses, Approvals, Etc. The Lender shall have received a certificate of a Responsible Officer of Signal either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by Signal and its Subsidiaries of each Loan Document, including, but not limited to, consents of the Company's senior bank lenders, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, license or approval are so required (Schedule 6.1(h)).

          (i) Representations and Warranties. Each of the representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

          (j) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Loan.

          (k) Security Interest. The security interests in personal property granted herein shall be duly perfected in accordance with applicable state law.

          (l) Legal Opinion. Lender shall have received the legal opinion of Witt, Gaither & Whitaker, P.C., counsel to Signal, GIDI, BBS and SSI, in form and substance satisfactory to the Lender.

     6.2 Conditions to Each Loan. The agreement of the Lender to make any Loan requested to be made by it on any date (including, without limitation, the initial Loan) is subject to the satisfaction of the following conditions precedent as of the date such Loan is requested to be made:

          (a) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to any Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c) Additional Matters. All corporate and other legal proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender.

          (d) Additional Documents. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender.

     SECTION 7. AFFIRMATIVE COVENANTS

     Signal hereby agrees that, so long as the Commitment is in effect, the Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder, the Company shall do the following:

     7.1 Financial Statements. Furnish to the Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Signal, a copy of the consolidated balance sheet of Signal and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and changes in financial position for such year, reported on by independent certified public accountants, setting forth in comparative form the figures for the previous year; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Signal, the unaudited consolidated balance sheet of Signal and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and retained earnings and changes in financial position of Signal and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     7.2 Certificates; Other Information. Furnish to the Lender:

          (a) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a certificate of a Responsible Officer stating that during such period, to the best of such officer's knowledge, Signal has observed or performed all of its covenants and other agreements and satisfied every condition contained in this Agreement and in the Note to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (b) within five days after the same are sent, copies of all financial statements and reports which Signal sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which Signal may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (c) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

     7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations for borrowed money to the Company's senior lenders or other commercial lenders except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Signal or its Subsidiaries, as the case may be.

     7.4 Conduct of Business and Maintenance of Existence. Cause Signal and each of its Subsidiaries to continue to engage in business of the same general type as now conducted by it; preserve, renew and keep in full force and effect its corporate existence; take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; and comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of Signal and its Subsidiaries taken as a whole. The foregoing notwithstanding, Signal shall be entitled to sell (i) its Heritage Division and (ii) its idle production facilities currently held for sale, for any price and upon any other terms approved by Signal's Board of Directors or the Executive Committee thereof.

     7.5 Maintenance of Property; Insurance. Cause Signal and each of its Subsidiaries to keep all property useful and necessary in its business in good working order and condition, reasonable wear and tear excepted; and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (provided that such insurance is available at commercially reasonable rates); and furnish to the Lender, upon written request, full information as to the insurance carried.

     7.6 Inspection of Property; Books and Records; Discussions. Cause Signal and each of its Subsidiaries to keep books and records of account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during business hours on reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of Signal and its Subsidiaries with officers and employees of Signal and its Subsidiaries and with its independent certified public accountants.

     7.7 Taxes and Other Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Company or upon its income or any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of the Collateral; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the Company shall have set up reserves therefor adequate under GAAP.

     7.8 Further Assurances. Promptly cure any defects in the creation and issuance of the Note and the execution and delivery of the Loan Documents, including this Agreement and the perfection of any Liens in favor of the Lender. The Company, at its expense, will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company in the Loan Documents, including this Agreement, or to evidence further and describe more fully any collateral intended as security for the Note, or to correct any omissions in the Loan Documents, or to state more fully the obligation set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

     7.9 Notices. Promptly give notice to the Lender:

          (a) of the occurrence of any Default or Event of Default;

          (b) of any (i) default or event of default under any Contractual Obligation of Signal or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Signal or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of Signal and its Subsidiaries taken as a whole;

          (c) of any litigation or proceeding affecting Signal or any of its Subsidiaries in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) of a material adverse change in the business operations, property or financial or other condition of Signal and its Subsidiaries taken as a whole; and

          (e) of the institution of any proceeding or investigations against, or the receipt of any notice of potential liability for violation, or alleged violation, of any federal, state or local law, rule or regulation, including but not limited to regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 et seq., regulating the generation, handling or disposal of any toxic or hazardous waste or substance, the violation of which could give rise to a material liability against the business, assets, properties, condition or prospects of Signal taken as a whole.

     Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     7.10 Nomination of Directors. Until such time as all Obligations have been paid in full and this Agreement has expired or been terminated, and so long as Lender is a shareholder of Signal, Signal shall place the names of any two persons specified by Lender in nomination for election to Signal's board of directors at each annual meeting of Signal's shareholders; provided, Lender shall provide the names of such nominees to Signal within sufficient time to comply with applicable rules regarding the submission of proxies, and Lender shall provide such other information as may be required by such proxy rules. The right granted in the preceding sentence shall be in addition to any other right Lender may have as a shareholder of Signal to nominate directors of Signal.

     SECTION 8. NEGATIVE COVENANTS

     The Company hereby agrees that, so long as the Commitment is in effect, the Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder, Signal shall not, and shall not permit any of its Subsidiaries to, directly or indirectly except as reflected in the most recent Form 10-K filed by Signal with the United States Securities and Exchange Commission, and except for indebtedness of the Company, whether now existing or hereafter incurred, to BNY Financial Corporation, its successors and assigns:

     8.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for:

          (a) Indebtedness in respect of the Loans and the Note;

          (b) Indebtedness of Signal to any Subsidiary and of any Subsidiary to Signal or any other Subsidiary;

          (c) Indebtedness outstanding on the Closing Date and listed on
     Schedule 8.1(c) including any extensions or renewals thereof; and

          (d) New Indebtedness of Signal incurred in connection with any transaction the terms of which are approved by Signal's full Board of Directors.

     8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Signal or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Signal or such Subsidiary;

          (f) Liens in existence on the Closing Date listed on Schedule 8.2(f), including Liens attaching after the date hereof pursuant to after acquired property clauses, Liens in the Company's "Receivables" as defined in and as contemplated by the Company's factoring agreements with BNY;

          (g) Liens securing or created in connection with Indebtedness of Signal and its Subsidiaries permitted by Section 8.1(c); provided that (i) such Liens shall be created substantially simultaneously with the purchase of such fixed or capital assets; (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness; (iii) the amount of Indebtedness secured thereby is not increased; and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the purchase price of such property at the time it was acquired;

          (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof; provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof; (ii) any such Lien is not spread to cover any property or assets of Signal after the time such corporation becomes a Subsidiary; and (iii) the amount of Indebtedness secured thereby (other than accrued interest) is not increased; and

          (i) Liens securing or created in connection with Indebtedness of Signal and its Subsidiaries permitted by Section 8.1(d).

     8.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, except for:

          (a) Guarantee Obligations outstanding on the Closing Date and set forth on Schedule 8.3;

          (b) Guarantee Obligations incurred in connection with any transaction permitted by Section 8.1(d).

     8.4 Limitations on Fundamental Changes. Enter into any transaction of acquisition or merger or consolidation or amalgamation (except with any of its Subsidiaries), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in the present method of conducting business except as otherwise permitted hereunder and except:

          (a) any Subsidiaries of Signal may be merged or consolidated with or into Signal (provided that Signal shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of Signal (provided that the wholly-owned Subsidiary shall be the continuing or surviving corporation);

          (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Signal or a wholly-owned Subsidiary of Signal.

          (c) Signal or any of its Subsidiaries may enter into any other acquisition transaction the terms of which are approved by Signal's full Board of Directors.

     8.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired except:

          (a) obsolete, worn out or no longer in use property disposed of in the ordinary course of business;

          (b) the sale or other disposition of any property in the ordinary course of business;

          (c) the sale of inventory in the ordinary course of business;

          (d) the sale of accounts receivable to BNY under the Company's factoring arrangements with BNY;

          (e) as permitted by Section 8.4(b); and

          (f) the sale of (i) Signal's Heritage Division and all assets generally used in the operation thereof and (ii) Signal's idle production facilities currently held for sale, for any price and upon any other terms approved by Signal's Board of Directors or the Executive Committee thereof.

     8.6 Limitation on Dividends. Except for the declaration and payment of required dividends on its Preferred Stock, declare any dividend (other than dividends payable solely in common stock of Signal) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of stock of Signal, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Signal or any Subsidiary.

     8.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any of the foregoing (an "Investment"), in any Person, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) Investments in Cash Equivalents;

          (c) Investments by Signal in its Subsidiaries and Investments by such Subsidiaries in Signal and in other Subsidiaries;

          (d) Investments permitted by subsections 8.4(b) or 8.4(c); and

          (e) loans which refinance or restructure existing, disclosed indebtedness but which do not increase the principal amount of such existing indebtedness or change the terms of such existing indebtedness in a manner which is materially adverse to Lender.

     8.8 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Subsidiary unless such transactions are otherwise permitted under this Agreement, or are in the ordinary course of Signal's or such Subsidiary's business and are upon fair and reasonable terms no less favorable to Signal or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     8.9 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by Signal or any Subsidiary of real or personal property which has been or is to be sold or transferred by Signal or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Signal or such Subsidiary; except for a sale and leaseback of equipment no later than three months following the date of initial purchase of such equipment.

     8.10 Fiscal Year. Permit the fiscal year of Signal to end on a day other than December 31.

     8.11 Subsidiary Formation. Form or acquire any Subsidiary unless, if requested by the Lender, such Subsidiary shall have become a party to this Agreement or shall have guaranteed the Obligations hereunder in favor of the Lender.

     8.12 Changes in Location, Name, etc. Unless it shall have given the Lender at least thirty (30) days prior written notice thereof, the Company will not (i) change the location of its chief executive office/chief place of business or remove its books and records therefrom or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by Lender in connection with this Agreement would become seriously misleading.

     8.13 Location of Inventory Unless it shall have given the Lender at least ten (10) days prior written notice thereof, the Company will not permit any significant portion of the Company's inventory or equipment to be kept at a location other than one of the locations previously described to the lender for purposes of perfecting the security interest prescribed by Section 3 hereof; provided, however, that this Section 8.13 shall not apply to shipments of finished products to customers in the ordinary course of the Company's business, work in process or finished goods in possession of suppliers pending shipment to the Company or its customers or goods temporarily in the possession of third parties for embellishment or finishing.

     8.14 Financial Condition. At any time fail to comply with the financial covenants contained in paragraph 11 of the Factoring Agreement entered into between BNY and Signal, dated October 31, 1997, as amended from time to time (the "Factoring Agreement") or if the Factoring Agreement shall have terminated such covenants as were in effect immediately prior to such termination. To the extent such covenants require the Company to meet specific dollar amounts as of specific periods (for example, the end of each quarter) the last stated dollar amount for the last period contained in such covenants shall apply to each succeeding similar period.

     SECTION 9. EVENTS OF DEFAULT

     Upon the occurrence of any of the following events:

          (a) The Company shall fail to pay any principal of the Note when due in accordance with the terms thereof or hereof; or to pay any interest on the Note, or any other amount payable hereunder, within five days after any such amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company in any of the Loan Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or the Note, including the most recent Form 10-K filed by Signal with the United States Securities and Exchange Commission, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in Section 8; or

          (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement or the Loan Documents, and such default shall continue unremedied for the lesser of a period of 30 days or the cure period applicable to such default in the pertinent Loan Document; or

          (e) Signal or any of its Subsidiaries shall (i) default in any payment of principal or interest on any Indebtedness (other than the Notes) or in the payment of any Guarantee Obligation which default has not been waived and which continues beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist without waiver and beyond any applicable grace period, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (f)(i) Signal or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Signal or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or

          (ii) there shall be commenced against Signal or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or

          (iii) there shall be commenced against Signal or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

          (iv) Signal or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

          (v) Signal or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) One or more judgments or decrees shall be entered against Signal or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more and all such judgments or decrees shall not have been vacated, 30 days from the entry thereof;

          (h) The two persons whom Lender is entitled to nominate to serve on Signal's Board of Directors pursuant to Section 7.10 shall not have been elected at the duly called meeting of the shareholders of Signal at which their nominations were presented.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect of the Company, the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable; (B) if such event is an Event of Default specified in paragraph (a) above or in paragraph (e) with respect to the Senior Debt which default shall not have been waived, the Lender, at its option and in its sole discretion, may by notice to Signal declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (C) if the Senior Debt shall have been repaid and if such event is any other Event of Default, the Lender, at its option and in its sole discretion, may by notice to Signal declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The obligations of each Company in respect of the Loans are subordinated to the obligations of each Company in respect of the Senior Debt as provided in the Intercreditor Agreement.

     SECTION 10. MISCELLANEOUS

     10.1 Amendments and Waivers. Neither this Agreement, the Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Lender and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Note or changing in any manner the rights of the Lender or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the Note or any Default or Event of Default and its consequences. In the case of any waiver, the Company and the Lender shall be restored to their former positions and rights hereunder and under the Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of notice by telecopy or facsimile transmission, when sent and telephonically or electronically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holder of the Note:

     The Company:
     Signal Apparel Company, Inc.
     P.O. Box 4296
     200 Manufacturers Road
     Chattanooga, TN 37405
     Attention:  Chief Financial Officer

     The Lender:
     WGI, LLC
     One East Putnam Avenue
     Greenwich, Connecticut 06830
     Attention:  Paul R. Greenwood

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

     10.5 Payment of Expenses and Taxes. Signal agrees (a) to pay or reimburse the Lender in an amount up to, but not exceeding, $50,000 for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of the Loan Documents and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, including the fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the development, preparation and execution of any amendment, supplement or modification thereto, or the enforcement or preservation of any rights under any Loan Document and any other such documents and any such amendment, supplement or modification thereto, including, without limitation, reasonable fees and disbursements of counsel to the Lender, (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, franchise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Loan Document and any such other documents (provided that Signal shall have the right to contest before the relevant Governmental Authority any such tax that may be assessed), and (d) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of any Loan Document and the transactions contemplated hereby and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that Signal shall have no obligation hereunder to the Lender with respect to willful misconduct of the Lender. The agreements in this Section shall survive repayment of the Note and all other amounts payable hereunder.

     10.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Company and the Lender, all future holders of the Note and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of the Lender.

     (b) The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Loan, the Note, the Commitment or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement to Signal shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Agreement and the other Loan Documents, and Signal shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement or the Note; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Company also agrees that each Participant shall be entitled to the benefits of Section 10.5 with respect to its participation in the Commitment and the Loans outstanding from time to time; provided further, that no Participant shall be entitled to receive any greater amount pursuant to such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     10.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     10.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     10.9 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF SIGNAL, SSI, GIDI AND BBS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

     (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     10.10 WAIVER OF JURY TRIAL. EACH OF SIGNAL, SSI, GIDI, BBS AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE, OR OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York by their proper and duly authorized officers as of the day and year first above written.

SIGNAL APPAREL COMPANY, INC.

   /s/ Robert J. Powell
By:  Robert J. Powell
Title:  Vice President


THE SHIRT SHED, INC.

   /s/ Robert J. Powell
By:  Robert J. Powell
Title:  Vice President


GIDI HOLDINGS, INC.

   /s/ Robert J. Powell
By:  Robert J. Powell
Title:  Vice President


BIG BALL SPORTS, INC.

   /s/ Robert J. Powell
By:  Robert J. Powell
Title:  Vice President


WGI, LLC

   /s/ Stephen Walsh
By:  Stephen Walsh
Title:  Manager

                                 PROMISSORY NOTE


$25,000,000                                                   New York, New York
                                                                     May 8, 1998


     FOR VALUED RECEIVED, each of the undersigned, SIGNAL APPAREL COMPANY, INC., an Indiana corporation ("Signal"), THE SHIRT SHED, INC., a Delaware corporation ("SSI"), GIDI Holdings, Inc., an Illinois corporation d/b/a/ Grand Illusion Sportswear ("GIDI") and Big Ball Sports, Inc., a Texas corporation ("BBS"), hereby jointly and severally unconditionally promises to pay on the Maturity Date to the order of WGI, LLC (the "Lender"), at its office located at One East Putnam Avenue, Greenwich, Connecticut 06830, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) TWENTY-FIVE MILLION DOLLARS ($25,000,000) and (b) the aggregate unpaid principal amount of all Loans made pursuant to Section 2.1 of the Credit Agreement referred to below, and to pay interest in like money at such office on the unpaid principal amount hereof from time to time, on the dates and in the manner as provided in Section 2.5 of the Credit Agreement, at the rate which is the lesser of (a) the applicable rate per annum set forth in
Section 2.5 of the Credit Agreement, and (b) the maximum rate of interest which may be charged or collected by the Lender under applicable law, until paid in full (both before and after judgment).

     The holder of this Note is authorized to, and so long as it holds this Note shall, record the date and amount of each Loan made by the Lender pursuant to
Section 2.1 of the Credit Agreement, the date and amount of each payment or prepayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the joint and several obligations of the undersigned under this Note or under the Credit Agreement.

     The Note is the Note referred to in the Credit Agreement, dated as of May 8, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned and the Lender, is entitled to the benefits thereof, if secured as provided therein and is subject to optional prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

     This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York,

                                            SIGNAL APPAREL COMPANY, INC.

                                            By:   /s/ Robert J. Powell
                                               -----------------------
                                               Name:  Robert J. Powell
                                               Title: Vice President

                                            THE SHIRT SHED, INC.

                                            By:   /s/ Robert J. Powell
                                               -----------------------
                                               Name:  Robert J. Powell
                                                      Title: Vice President

                                            GIDI HOLDINGS, INC.

                                            By:   /s/ Robert J. Powell
                                               -----------------------
                                               Name:  Robert J. Powell
                                               Title: Vice President

                                            BIG BALL SPORTS, INC.

                                            By:   /s/ Robert J. Powell
                                               -----------------------
                                               Name:  Robert J. Powell
                                               Title: Vice President


THIS NOTE IS SUBJECT IN ITS ENTIRETY TO THE INTERCREDITOR AGREEMENT DATED AS OF THE DATE HEREOF AMONG THE MAKERS, WGI, LLC AND BNY FINANCIAL CORPORATION, AND NO PAYMENTS MAY BE RECEIVED BY WGI, LLC OR ANY HOLDER HEREOF UNLESS EXPLICITLY PERMITTED THEREBY.